EXHIBIT 99.1

USA Equities Corp Announces the Signing of a Distribution Agreement with a Prominent Physician Management Services Firm For its AllergiEnd® Products and Services

-Continued Momentum Expanding Independent Care Practitioner Network-

West Palm Beach, FL – June 29, 2021 – USA Equities Corp. (OTCQB: USAQ), a company focused on value-based healthcare solutions and physician-directed digital medicine, today announced it has entered into a distribution agreement with a prominent physician management services organization (MSO) for its AllergiEnd® allergy diagnostic and allergen immunotherapy products and services. The MSO will facilitate the working relation between USAQ and its physician members, as well as provide marketing and advertising support. Given the size of the MSO’s member roster, the roll out will be done in stages so as to ensure adequate training and staff support.

“Today’s announcement is further evidence of our continued progress and momentum as we expand our independent medical provider practice network. The growing interest in AllergiEnd®’s allergy diagnostic services and allergen immunotherapy products reflects the attractiveness of our value-based tools to proactively address chronic disease, provide preventive care as well as enable the broad market of general practitioner physicians to broaden their practices and revenue base,” said Troy Grogan, CEO of USA Equities Corp.

“Our new distributor relationship announced today has a significant growing national physician customer base and footprint which offers us a strong platform from which to increase our base of clients and over time potentially launch additional products. We are entering the second half of fiscal 2021 very well positioned and highly energized to grow our client and recurring revenue base, continue to increase our industry visibility and progress our work to expand our product portfolio as we further execute on our growth strategy,” concluded Grogan.

About USA Equities Corp.

USA Equities Corp. (OTCQB: USAQ) is focused on providing value-based healthcare solutions, clinical informatics and algorithmic personalized medicine including digital therapeutics, behavior-based remote patient monitoring, chronic care and preventive medicine. The Company’s products are intended to allow general practice physicians and other medical practitioners to increase revenues by cost effectively diagnosing and treating chronic diseases that are generally referred to specialists. The Company’s products and information service portfolio are directed toward prevention, early detection, management and reversal of allergies, cardio-metabolic and other chronic diseases. Our principal objectives are to develop proprietary software tools, point of care devices and approaches, providing more granular, timely and specific clinical decision-making information for practicing physicians and other health care providers to address today’s allergy prone, obese, diabetic and cardiovascular disease population.

For additional information, visit the Company’s website at www.USAQCorp.com

Forward-Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, future products and potential future results and acquisitions, are examples of such forward-looking statements. Forward-looking statements are generally identified by words such as ‘may’, ‘could’, ‘believes’, ‘estimates’, ‘targets’, ‘expects’, or ‘intends’ and other similar words that express risks and uncertainties. These statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of the introduction of new products and the acceptance of these products, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor & Media Contact:

Olivia Giamanco
USA Equities Corp
(929) 379-6503
IR@USAQCORP.COM